================================================================================

     As filed with the Securities and Exchange Commission on April 19, 2006.
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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-8
                          Registration Statement Under
                           The Securities Act of 1933


                             iVoice Technology, Inc.
             (Exact name of Registrant as specified in its charter)

          New Jersey                                          20-1862731
          ----------                                          ----------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

           750 Highway 34
             Matawan, NJ                                          07747
(Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (732) 441-7700

                             iVoice Technology, Inc.
                             -----------------------
                            2005 Stock Incentive Plan
                            -------------------------
                                       and
                             iVoice Technology, Inc.
                             -----------------------
               2005 Directors' and Officers' Stock Incentive Plan
               --------------------------------------------------

                              (Full title of Plan)

               Mark Meller, President and Chief Executive Officer
                             iVoice Technology, Inc.
                                 750 Highway 34
                                Matawan, NJ 07747
                                 (732) 441-7700
             (Name, address, including Zip Code and telephone number
                    including area code of agent for service)

                                 With a Copy to:

                             Lawrence A. Muenz, Esq.
                               Meritz & Muenz LLP.
                                2021 O Street, NW
                              Washington, DC 20036
                                 (202) 787-1964

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

Calculation of Registration Fee

                                        Proposed
Title of each           Proposed        maximum        Amount of
class of                maximum         offering       aggregate    Total
securities to           amount to be    price          offering     registration
be registered           registered      per unit(b)    price        fee
--------------------------------------------------------------------------------
Class A Common Stock    3,495,000(a)      $.016        $55,920        $5.98
Class A Common Stock    3,495,000(a)      $.016        $55,920        $5.98
--------------------------------------------------------------------------------

(a) Price calculated in accordance with Rule 457(c) of the regulations promulgated under Securities Act of 1933.

Approximate date of proposed sale to the public: This Registration Statement shall become effective upon filing with the Commission.


                                EXPLANATORY NOTE

     This registration statement contains two parts. Part I contains a re-offer prospectus prepared in accordance with Part I of Form S-3 in accordance with Instruction C of the General Instructions to Form S-8. Subject to the volume limitations of Rule 144(e) of the Securities Act of 1933, the re-offer prospectus may be used for re-offers or re-sales on a continuous or delayed basis in the future of the 3,495,000 shares of Class A Common Stock issued under the iVoice Technology, Inc. 2005 Stock Incentive Plan and 3,495,000 shares authorized under the iVoice Technology, Inc. 2005 Directors' and Officers' Stock Incentive Plan. Part II contains information required in this registration statement under Part II of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2 of Form S-8, will be sent or given to any recipient of a stock option or stock award in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act. We will furnish without charge to any person to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to iVoice Technology, Inc. 750 Highway 34, Matawan, NJ 07747. iVoice Technology' telephone number is (732) 441-7700. The re-offer prospectus follows this paragraph.

                                   PROSPECTUS

                             IVOICE TECHNOLOGY, INC.

                    6,990,000 shares of Class A Common Stock

     The shares of iVoice Technology, Inc. Class A Common Stock being offered under this prospectus are being offered by the employees, independent contractors and agents of iVoice Technology, Inc. issued to them upon the exercise of stock options or the issuance of a stock awards pursuant to the iVoice Technology, Inc. 2005 Stock Incentive Plan and by directors and officers issued to them upon the exercise of stock options or the issuance of a stock awards pursuant to the iVoice Technology, Inc. 2005 Directors' and Officers' Stock Incentive Plan. Our common stock trades on the NASD Over the Counter Bulletin Board under the symbol "IVOT". On April 18, 2006 the high and low sale prices for a share of our common stock were $.016 and $.017, respectively.

     The mailing address and telephone number of our principal executive offices are: iVoice Technology, Inc., 750 Highway 34, Matawan, NJ 07747, (732) 441-7700.

                              --------------------


                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                        PLEASE SEE "RISK FACTORS" HEREIN.

                              --------------------

     This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is April 19, 2006

                                     SUMMARY

     This registration statement covers 3,495,000 shares of Class A Common Stock, no par value per share of iVoice Technology, Inc. ("iVoice Technology" or the "Company") that may be issued under the 2005 Stock Incentive Plan (the "Plan") and 3,495,000 shares of Class A Common Stock, no par value per share of iVoice Technology that may be issued under the 2005 Directors' and Officers' Stock Incentive Plan (the "Directors' and Officers' Plan"). The Board of Directors of iVoice Technology approved both plans initially on December 12, 2005.

BACKGROUND

OVERVIEW

     Prior to August 5, 2005, the date on which iVoice, Inc. distributed the Class A Common Stock shares of iVoice Technology to its shareholders (the "Distribution"), iVoice Technology operated as a non-reporting component of iVoice and accordingly the financial statements discussed below have been derived from the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations. These financial statements do not necessarily reflect the financial position, results of operations and cash flows of iVoice Technology had it been a stand-alone entity.

     iVoice Technology seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide iVoice Technology with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, iVoice Technology's business was formed from the contribution by iVoice of certain assets and related liabilities on or about August 5, 2005. iVoice will transferred to iVoice Technology its IVR software business and related liabilities, including all intellectual property of iVoice relating to the IVR software business. The board and management of iVoice elected not to transfer any part of its working cash balance to iVoice Technology. Based upon the current intention of iVoice Technology not to conduct any research and development or hire additional employees and instead focus on the sale of the existing IVR technology, the board has determined that, on balance, iVoice Technology has the ability to satisfy its working capital needs as a whole. The board and management of iVoice also determined that iVoice Technology has the ability to obtain financing to satisfy any addition working capital needs as a stand-alone company.

     The emerging nature of the interactive voice response industry and unforeseen expenses from the separation from iVoice, make it difficult to assess the future growth of iVoice Technology.

     The IVR software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, iVoice Technology's business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. iVoice Technology will develop and maintain its own credit and banking relationships and perform its own financial and investor relations functions. iVoice Technology may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

     iVoice Technology has received a going concern opinion from its auditors. Its continuation as a going concern is dependent upon obtaining the financing necessary to operate its business. Our financing needs are expected to be provided, in large part, from the sale of Class A Common Stock to Cornell Capital Partners pursuant to the terms of the Standby Equity Distribution Agreement fund working capital needs. However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock unless certain conditions are met by iVoice Technology, including completing of the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement to register the shares issuable under the Standby Equity Distribution Agreement is declared effective by the SEC. If iVoice Technology cannot satisfy the requirements for drawing down under the equity line of credit, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

SEPARATION FROM IVOICE

     iVoice Technology was incorporated under the laws of the State of New Jersey on November 10, 2004, as a wholly-owned subsidiary of iVoice. iVoice Technology will have no material assets or activities until the contribution of the IVR software business described in this prospectus. Following the Distribution, iVoice Technology became an independent public company, with iVoice having no continuing ownership interest in iVoice Technology.

     On November 11, 2004, iVoice Technology received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology, Inc., a Nevada corporation and affiliate of iVoice Technology. These agreements, contracts, understandings and other instruments consisted of the documentation relating to the issuance of the secured convertible debentures and the equity line of credit, the employment agreements with Messrs. Mahoney and Seidler and the administrative services agreement. Since this assignment, iVoice Technology Nevada has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of iVoice Technology in this prospectus, such references may be to an agreement, contract or other written instrument that had been entered into by iVoice Technology Nevada and assigned to iVoice Technology.

     iVoice Technology's financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business transferred to iVoice Technology by iVoice as part of the Distribution. The financial information included in this prospectus, however, is not necessarily indicative of what iVoice Technology's results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

     iVoice Technology operates the IVR software business. This business historically operated as a non-reportable segment of iVoice. Even if iVoice Technology was to operate the IVR business on a stand alone basis, management is uncertain that sufficient cash to sustain its operations will be generated in the next twelve months, or beyond, by the sales activity of IVR. iVoice Technology intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for IVR. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice's previous lack of sales and marketing efforts on IVR, iVoice Technology's lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

     As of August 5, 2005, iVoice Technology was allocated the iVoice corporate assets, liabilities and expenses related to the IVR software business, including the IVR software and all intellectual property of iVoice relating to the IVR software business and the assignment of iVoice's existing agreements and arrangements with dealers and resellers. This allocation of assets, liabilities and expenses was based on an estimate of the proportion of such amounts allocable to iVoice Technology, utilizing such factors as total revenues, employee headcount and other relevant factors. iVoice Technology believes that these allocations have been made on a reasonable basis. iVoice Technology believes that all costs allocated to iVoice Technology are a reasonable representation of the costs that iVoice Technology would have incurred if iVoice Technology had performed these functions as a stand-alone company.

     In conjunction with the separation of the IVR software business from iVoice, iVoice Technology entered into an administrative services agreement with iVoice for the provision of certain services by iVoice to iVoice Technology following the Distribution. This agreement will continue on a month to month basis until iVoice Technology has found replacement services for those services being provided by iVoice or can provide these services for itself. See "Relationship Between iVoice and iVoice Technology Following the Distribution" for a description of the administrative services agreement. Following termination of the administrative services agreement, we expect that iVoice Technology will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and iVoice Technology. iVoice Technology has no current intention to terminate the administrative services agreement, seek replacement services or provide services for itself in the near future.

iVoice announced in September 2004 its intention to distribute its shares of our Class A Common Stock to its stockholders upon effectiveness of required Securities and Exchange Commission filings. Our shares of Class

A Common Stock were distributed to iVoice's stockholders on or about August 5, 2005

                                  RISK FACTORS

     You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the offering and iVoice Technology's business.

     If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of iVoice Technology could be materially adversely affected. If that happens, the trading price of iVoice Technology shares could decline significantly.

     The risk factors below contain forward-looking statements regarding the offering and iVoice Technology. Actual results could differ materially from those set forth in the forward-looking statements. See "Special Note Regarding Forward-Looking Statements" below.

RISKS RELATED TO OUR BUSINESS

IVOICE TECHNOLOGY WILL FACE MANY OF THE DIFFICULTIES THAT COMPANIES IN THE EARLY STAGE MAY FACE.

     As a result of the Company's limited operating history, the currently difficult economic conditions of the telecommunications marketplace and the emerging nature of the interactive voice response industry, it may be difficult for you to assess our growth and earnings potential. The Company believes that due primarily to the relatively brief time IVR has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face, as they are described herein. We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

IVOICE TECHNOLOGY HAS NO OPERATING HISTORY AS AN INDEPENDENT PUBLIC COMPANY AND MAY BE UNABLE TO OPERATE PROFITABLY AS A STAND-ALONE COMPANY.

     Although iVoice has operated as a reporting public company since 2000 and has sold computerized telephony software since 1997, iVoice Technology does not have an operating history as an independent public company. Historically, since the businesses that comprise each of iVoice Technology and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. Now that the Distribution has occurred, iVoice Technology is able to rely only on the IVR software business for such requirements. iVoice operated the IVR software business from the fourth quarter of 1999 until August 5, 2005. The IVR software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, iVoice Technology's business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Now that the Distribution has occurred, iVoice Technology must maintain its own credit and banking relationships and perform its own financial and investor relations functions. iVoice Technology may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

IVOICE'S OPERATIONS DEMONSTRATE A HISTORY OF NET LOSSES AND CASH FLOW SHORTFALLS AND IVOICE TECHNOLOGY'S LIKELY WILL AS WELL.

     iVoice, of which iVoice Technology was a part, has incurred recurring operating losses. iVoice used cash in operations of approximately $1,213,000 and $1,142,000 during the years ended December 31, 2004 and 2003, respectively, and has a history of net losses. iVoice had a cash balance of approximately $8,000,000 and $4,500,000 at December 31, 2004 and 2003, respectively, and current assets exceeded current liabilities by approximately $5,100,000 and $3,200,000 at December 31, 2004 and 2003, respectively. iVoice had stockholders' equity of approximately $5,400,000 and $3,400,000 at December 31, 2004 and 2003, respectively. The IVR software business had net losses of approximately $1,478,000 and $1,131,000 for the years ended December 31, 2004 and 2003, respectively, and cash used in operations of approximately $1,372,000 and $927,000 during the years ended December 31, 2004 and 2003, respectively. iVoice has been and may, in the future, be dependent upon outside and related party financing to develop and market their software products, perform their business development activities, and provide for ongoing working capital requirements. During the year ended December 31, 2004 and the six months ending June 30, 2005, substantially all of this financing was provided by iVoice, Inc. and Cornell Capital Partners. There can be no assurance that iVoice Technology will have operations separately that fare any better than those of iVoice.

OUR HISTORICAL INFORMATION HAS LIMITED RELEVANCE TO OUR RESULTS OF OPERATIONS AS A SEPARATE COMPANY.

     The historical financial information we have included in this prospectus does not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented or what our results of operations, financial position and cash flows will be in the future. This is because iVoice did not account for us as, and we were not operated as, a single stand-alone business for the periods presented.

IVOICE TECHNOLOGY HAS RECEIVED A GOING CONCERN OPINION FROM ITS INDEPENDENT AUDITORS THAT DESCRIBES THE UNCERTAINTY REGARDING ITS ABILITY TO CONTINUE AS A GOING CONCERN.

     iVoice Technology has received a report from its independent auditors for the fiscal years ended December 31, 2004 and December 31, 2005 containing an explanatory paragraph that describes the uncertainty regarding the Company's ability to continue as a going concern due to its historical negative cash flow and because, as of the date of the auditors' opinion, the Company did not have access to sufficient committed capital to meet its projected operating needs for at least the next 12 months.

     Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our consolidated financial statements as a result of the going concern modification to the report of our independent registered public accounting firm. If we become unable to continue as a going concern, we could have to liquidate our assets, which means that we are likely to receive significantly less for those assets than the values at which such assets are carried on our consolidated financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts, if any, that holders of our common stock could receive in liquidation.

     There can be no assurance that management's plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions would have a material adverse effect on us, our business and operations and result in charges that would be material to our business and results of operations.

IVOICE TECHNOLOGY'S FUTURE REVENUE AND OPERATING RESULTS ARE UNPREDICTABLE AND MAY FLUCTUATE, WHICH COULD CAUSE IVOICE TECHNOLOGY'S STOCK PRICE TO DECLINE.

     Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

     o the timing of sales of our products and services, particularly in light of our minimal sales history;
     o the introduction of competitive products by existing or new competitors;
     o    reduced demand for any given product;
     o    difficulty in keeping current with changing technologies;
     o unexpected delays in introducing new products, new product features and services;

     o increased or uneven expenses, whether related to sales and marketing, product development or administration;
     o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;
     o    the mix of product license and services revenue;
     o seasonality in the end-of-period buying patterns of foreign and domestic software markets;
     o    the market's transition between operating systems; and
     o    costs related to possible acquisitions of technology or businesses.

     Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

IVOICE TECHNOLOGY HAS IN THE PAST AND MAY IN THE FUTURE SELL ADDITIONAL UNREGISTERED CONVERTIBLE SECURITIES, POSSIBLY WITHOUT LIMITATIONS ON THE NUMBER OF SHARES OF COMMON STOCK THE SECURITIES ARE CONVERTIBLE INTO, WHICH COULD DILUTE THE VALUE OF THE HOLDINGS OF CURRENT STOCKHOLDERS AND HAVE OTHER DETRIMENTAL EFFECTS ON YOUR HOLDINGS.

     We have relied on the private placement of convertible debentures and promissory notes to obtain working capital and may continue to do so in the future. As of the date of the registration statement of which this prospectus is a part, however, we have no outstanding convertible debentures, except for the $190,000 promissory note owing to Mr. Mahoney. The $190,000 promissory note owing to Mr. Mahoney provides that, at Mr. Mahoney's option, principal and interest due on the note can be converted into shares of the Company's Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price of at which iVoice Technology had ever issued its Class A Common Stock. There is no limit upon the number of shares that we may be required to issue upon conversion of any of these obligations.

     In order to obtain working capital in the future, we may issue additional equity securities, including convertible securities.

     In the event that the price of our Class A Common Stock decreases, and our convertible obligations (or any other convertible obligations we may issue) are converted into shares of our Class A Common Stock:

     o the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly,
     o increased share issuance, in addition to a stock overhang of an indeterminable amount, may depress the price of our Class A Common Stock,
     o the sale of a substantial amount of convertible debentures to relatively few holders could effectuate a possible change in control of the Company, and
     o in the event of our voluntary or involuntary liquidation while the secured convertible debentures are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

     In addition, if the market price declines significantly, we could be required to issue a number of shares of Class A Common Stock sufficient to result in our current stockholders not having an effective vote in the election of directors and other corporate matters. In the event of a change in control of the Company, it is possible that the new majority stockholders may take actions that may not be consistent with the objectives or desires of our current stockholders.

     We are required to convert our existing convertible obligations based upon a formula that varies with the market price of our common stock. As a result, if the market price of our Class A Common Stock increases after the issuance of our convertible obligations, it is possible, that, upon conversion of any of our convertible obligations, we will issue shares of Class A Common Stock at a price that is far less than the then-current market price of our Class A Common Stock.

     If the market price of our Class A Common Stock decreases after our issuance of any convertible obligations, upon conversion, we will have to issue an increased number of shares to the holders of our convertible obligations. Any sale of convertible obligations may result in a very large conversion at one time. If we do not have a sufficient number of shares to cover the conversion, we may have a risk of a civil lawsuit.

IF IVOICE TECHNOLOGY LOSES THE SERVICES OF ANY KEY PERSONNEL, INCLUDING OUR CHIEF EXECUTIVE OFFICER OR OUR DIRECTORS, OUR BUSINESS MAY SUFFER.

     We are dependent on our key officers and directors, including Jerome R. Mahoney and Mark Meller, our Chairman of the Board and our President and Chief Executive Officer, respectively. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, iVoice Technology has entered into employment contracts with Jerome Mahoney and Mark Meller. However, Mr. Meller's employment agreement has a remaining term of less than one year.

OUR POTENTIAL FUTURE BUSINESS ACQUISITIONS MAY BE UNPREDICTABLE AND MAY CAUSE OUR BUSINESS TO SUFFER.

     iVoice Technology may seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of iVoice Technology. iVoice Technology may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on iVoice Technology's operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on iVoice Technology's business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. The inability of iVoice Technology to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of iVoice Technology. Furthermore, through the acquisition of additional businesses, iVoice Technology may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While iVoice Technology may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, iVoice Technology, in all likelihood, will have the ability to effect only a single business acquisition at one time. Currently, iVoice Technology has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

MEMBERS OF IVOICE TECHNOLOGY'S BOARD OF DIRECTORS AND MANAGEMENT MAY HAVE CONFLICTS OF INTEREST FOLLOWING THE DISTRIBUTION; IVOICE TECHNOLOGY DOES NOT HAVE ANY FORMAL PROCEDURE FOR RESOLVING CONFLICTS IN THE FUTURE.

     Mr. Mahoney, a member of the board of directors, owns iVoice shares and has the right to convert $190,000 of indebtedness into 190,000 shares of iVoice Technology Class B Common Stock which are convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. In addition, Mr. Mahoney has the right to convert the amount of all accrued and unpaid interest on such indebtedness into 1 share of iVoice Technology Class B Common Stock for each dollar of accrued and unpaid interest. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. In addition, Mr. Mahoney, the Chairman of the Board of iVoice Technology serves as the Chairman of the Board and Chief Executive

Officer of iVoice. These relationships could create, or appear to create, potential conflicts of interest when iVoice Technology's directors and management are faced with decisions that could have different implications for iVoice Technology and iVoice. For example, Mr. Mahoney may experience conflicts of interest with respect to the allocation of his time, services and functions among iVoice, iVoice Technology and any other projects. Other examples could include potential business acquisitions that would be suitable for either iVoice Technology or iVoice, activities undertaken by iVoice in the future that could be in direct competition with iVoice Technology, or the resolution of disputes arising out of the agreements governing the relationship between iVoice and iVoice Technology following the Distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public's perception of iVoice Technology following the Distribution. Furthermore, iVoice Technology does not have any formal procedure for resolving such conflicts of interest should they arise following the Distribution.

IVOICE TECHNOLOGY'S INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE AND FAILURE TO ADAPT OUR PRODUCT DEVELOPMENT TO THESE CHANGES MAY CAUSE OUR PRODUCTS TO BECOME OBSOLETE.

     We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

IVOICE TECHNOLOGY STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF FUTURE EQUITY OFFERINGS ARE USED TO FUND OPERATIONS OR ACQUIRE BUSINESSES.

     On August 26, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to provide a $10 million standby equity line of credit. If working capital or future acquisitions are financed through the issuance of equity securities, such as through the sale of our Class A Common Stock on the terms of the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., iVoice Technology stockholders would experience significant dilution. In addition, the conversion of outstanding debt obligations into equity securities would have a dilutive effect on iVoice Technology shareholders. Further, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the iVoice Technology Class A Common Stock.

     Except for the sale of our Class A Common Stock to Cornell Capital Partners on the terms of the Standby Equity Distribution Agreement, iVoice Technology currently has no expectations or plans to conduct future equity offerings. Management believes that if the transactions contemplated by the Standby Equity Distribution Agreement are consummated, the Company will have sufficient capital resources to conduct its business as currently planned over the 12-month period following the Distribution.

     Cornell Capital Partners is under no obligation to purchase shares of Class A Common Stock under the Standby Equity Distribution Agreement unless certain conditions are satisfied by iVoice Technology, including listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to such Class A Common Stock declared effective. If iVoice Technology cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the Standby Equity Distribution Agreement, we will not have sufficient capital resources to conduct our business on a long-term basis, which would have a material adverse effect on us and our financial condition. Management believes that its going-forward expenses over the next 12 months will be approximately $432,000 and, assuming that iVoice Technologies has no revenues, iVoice Technologies expects to have aggregate liabilities of approximately $432,000, which includes salaries for iVoice Technology's officers and employees for the year ending December 31, 2005 of approximately $215,000.. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company's expenses and net revenues will be more than covered by the cash available from the proceeds of the secured promissory note. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and iVoice Technology is unable to obtain funds from the equity line of credit, management believes that iVoice Technology can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

THE TREND TOWARD CONSOLIDATION IN IVOICE TECHNOLOGY'S INDUSTRY MAY IMPEDE ITS ABILITY TO COMPETE EFFECTIVELY.

     As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

IVOICE TECHNOLOGY FACES INTENSE PRICE-BASED COMPETITION FOR LICENSING OF ITS PRODUCTS WHICH COULD REDUCE PROFIT MARGINS.

     Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins. Neither iVoice nor iVoice Technology has experienced any pressure from price competition on the pricing of its IVR software products in the past, but iVoice Technology believes that this pressure could occur in the future.

IVOICE TECHNOLOGY MAY BE UNSUCCESSFUL IN ADAPTING TO CHANGES IN THE DYNAMIC TECHNOLOGICAL ENVIRONMENT OF TELECOMMUNICATIONS IN A TIMELY MANNER.

     Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely affected.

IVOICE TECHNOLOGY MAY BE UNSUCCESSFUL IN CONTINUING EXISTING DISTRIBUTION CHANNELS OR IN DEVELOPING NEW DISTRIBUTION CHANNELS.

     Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We intend to assume iVoice's relationships and contractual arrangements with these dealers and resellers. However, there can be no assurance that these dealers and resellers will wish to continue their existing arrangements, or create new arrangements, with us. If we cannot continue to use iVoice's existing dealer and reseller channels, we will need to develop a new network of dealers and resellers. However, we may not be able to effectively develop our own network of resellers and dealers to distribute our software products. If we cannot assume iVoice's existing distribution channels and we cannot develop our own new distribution channels, this would have a material adverse effect on us and our financial condition. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

RESTRICTIVE PRODUCT RETURN POLICIES MAY LIMIT IVOICE TECHNOLOGY'S SALES AND PENETRATION INTO THE MARKETPLACE.

     iVoice Technology only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchase products directly from iVoice Technology may not return such products to iVoice Technology under any circumstances. Such policies may deter resellers and end users from purchasing our products in a competitive and quickly evolving marketplace, and have a material adverse effect on our ability to remain competitive with similar products. iVoice Technology does not have any material relationship with any single distributor or reseller. iVoice Technology does not have any material relationship with any single distributor or reseller.

IVOICE TECHNOLOGY MAY DEPEND ON DISTRIBUTION BY RESELLERS AND DISTRIBUTORS FOR A SIGNIFICANT PORTION OF REVENUES.

     We may distribute some of our products through resellers and distributors. We intend to assume iVoice's existing relationships and contractual relationships with its resellers and distributors. To effectively do so, we must establish and maintain good working relationships with these resellers and distributors. If we are unsuccessful in establishing and maintaining relationships with iVoice's existing resellers and distributors or with new resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely affected. iVoice Technology does not have any material relationship with any single distributor or reseller.

THE LIMITED SCOPE OF RESULTS OF IVOICE TECHNOLOGY'S RESEARCH AND DEVELOPMENT MAY LIMIT THE ABILITY OF IVOICE TECHNOLOGY TO EXPAND OR MAINTAIN ITS SALES AND PRODUCTS IN A COMPETITIVE MARKETPLACE.

     iVoice Technology currently has no plans to engage in research and development of new products or improvements on existing technologies. Failure to engage in such research and to develop new technologies or products or upgrades, enhancements, applications or uses for existing technologies may place iVoice Technology at a competitive disadvantage in the marketplace for its products. As no current research and development program currently exists within iVoice Technology, any future research and development programs could cause us to incur substantial fixed costs which may result in such programs being prohibitively expensive to initiate without substantial additional financing being obtained on favorable terms. Also, the lack of any current research and development program may result in an extended launch period for a research and development program at a point in our business when time is of the essence. These delays could have a material adverse effect on the amount and timing of future revenues.

     Such limited research and development may also adversely affect the ability of iVoice Technology to test any new technologies which may be established in the future in order to determine if they are successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

IF IVOICE TECHNOLOGY MUST RESTRUCTURE ITS OPERATIONS, VALUABLE RESOURCES WILL BE DIVERTED FROM OTHER BUSINESS OBJECTIVES.

     We intend to continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

POTENTIAL SOFTWARE DEFECTS AND PRODUCT LIABILITY COULD RESULT IN DELAYS IN MARKET ACCEPTANCE, UNEXPECTED COSTS AND DIMINISHED OPERATING RESULTS.

     Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim may have a material adverse effect on our business, operating results and financial condition.

IVOICE TECHNOLOGY RELIES ON THIRD PARTY TECHNOLOGIES WHICH MAY NOT SUPPORT IVOICE TECHNOLOGY PRODUCTS.

     Our software products are designed to run on the Microsoft(R) Windows(R) operating system and with industry standard hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, businesses may not actually adopt such technologies as anticipated or may in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from industry leaders such as Microsoft, our business, results of operations and financial condition could be materially and adversely affected.

IVOICE TECHNOLOGY FACES AGGRESSIVE COMPETITION IN MANY AREAS OF THE BUSINESS, AND THE BUSINESS WILL BE HARMED IF IVOICE TECHNOLOGY FAILS TO COMPETE EFFECTIVELY.

     We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. Our competition may engage in research and development to develop new products and periodically enhance existing products in a timely manner, while we have no established plan or intention to engage in any manner of research or development. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS WHEN NEEDED.

     We are dependent on external financing to fund our operations. Our financing needs are expected to be provided, in large part, through the sale of our Class A Common Stock on the terms of the Standby Equity Distribution Agreement with Cornell Capital Partners.

     However, Cornell Capital Partners is under no obligation to purchase any shares of our Class A Common Stock under the Standby Equity Distribution Agreement, unless we satisfy certain conditions, including listing of our Class A Common Stock on the Over-the-Counter Bulletin Board and the registration statement relating to such Class A Common Stock having been declared effective. If iVoice Technology cannot satisfy the conditions for drawing on the equity line of credit, we will not have sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access financing under the Standby Equity Distribution Agreement in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

OUR OBLIGATIONS UNDER THE SECURED PROMISSORY NOTE ARE SECURED BY SUBSTANTIALLY ALL OF OUR ASSETS.

     Our obligations under the secured promissory note issued to Cornell Capital Partners are secured by substantially all of our assets. As a result, if we default under the terms of the secured promissory note, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause operations to cease.

JEROME MAHONEY, THE CHAIRMAN OF THE BOARD OF IVOICE TECHNOLOGY, MAY HAVE CONTROL OVER THE MANAGEMENT AND DIRECTION OF IVOICE TECHNOLOGY.

     Mr. Mahoney will have the right to convert $190,000 of indebtedness, together with any accrued but unpaid interest on the indebtedness, into 190,000 shares (plus shares receivable upon conversion of accrued and unpaid interest on the promissory note) of iVoice Technology Class B Common Stock, which Class B Common Stock is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. Interest accrues on the outstanding principal balance of the note at a rate of 2% per annum. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. Each share of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. If Mr. Mahoney converts his indebtedness into 190,000 shares of Class B Common Stock, he will have voting rights equal to 19,000,000 shares of Class A Common Stock and will have control over the management and direction of iVoice Technology, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders.

IVOICE TECHNOLOGY'S MANAGEMENT TEAM IS NEW AND ITS WORKING RELATIONSHIPS ARE UNTESTED.

     We have only recently assembled our management team as part of the Distribution and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the Distribution. As a result, we may be unable to effectively develop and sell our software products and iVoice Technology, as a business, may fail.

IVOICE TECHNOLOGY RELIES ON INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS WHICH MAY NOT REMAIN UNIQUE TO IVOICE TECHNOLOGY.

     We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

     We do not have any patents or statutory copyrights on any of our proprietary technology that we believe to be material to our future success. Our future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. We may not develop proprietary products or technologies that are patentable and other parties may have prior claims.

     In selling our products, we rely primarily on shrink-wrap licenses that are not signed by licensees. Therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

     Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. We do not own any U.S. or foreign patents or registered intellectual property. We may not obtain issued patents or other protection from any future patent applications owned by or licensed to us.

     Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

     There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

IVOICE TECHNOLOGY MAY BECOME INVOLVED IN FUTURE LITIGATION, WHICH MAY RESULT IN SUBSTANTIAL EXPENSE AND MAY DIVERT OUR ATTENTION FROM THE IMPLEMENTATION OF OUR BUSINESS STRATEGY.

     We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

     In addition, we may be sued by third parties who claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a material adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

     o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;

     o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

     o    redesign our products, which would be costly and time-consuming.

IVOICE TECHNOLOGY MAY INCUR INCREASED EXPENSES AFTER THE ADMINISTRATIVE SERVICES AGREEMENT WITH IVOICE IS TERMINATED.

     In connection with its spin-off, iVoice Technology entered into an administrative services agreement with iVoice. Under this agreement, iVoice is providing iVoice Technology with services in such areas as inventory purchasing, material and inventory control, employee benefits administration, payroll, financial accounting and reporting, and other areas where iVoice Technology needs assistance and support. The agreement will continue on a month-to-month basis. Upon termination of the agreement, iVoice Technology will be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which iVoice Technology has been required to pay under the administrative services agreement.

RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

     Sales of our common stock in the public market following this offering could lower the market price of our Class A Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK" WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3A51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

     o    with a price of less than $5.00 per share;

     o    that are not traded on a "recognized" national exchange;

     o whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

     o in issuers with net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether in investment in a penny stock is a suitable investor for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

IF WE ARE ABLE TO SELL SHARES OF OUR CLASS A COMMON STOCK TO CORNELL CAPITAL PARTNERS, STOCKHOLDERS WOULD EXPERIENCE SIGNIFICANT DILUTION FROM SUCH SALE OF SHARES.

     Under the terms our equity line of credit with Cornell Capital Partners, if we satisfy the conditions therein, iVoice Technology may issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. As stated above under " -- We may not be able to access sufficient funds when needed," our agreement with Cornell Capital Partners provides that our ability to obtain funds will be subject to the satisfaction of certain conditions that we may not be able to satisfy. If we are able to sell such shares of Class A Common Stock to Cornell Capital Partners, such sale of shares will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, if our stock price declines, the price at which we sell such shares to Cornell Capital Partners could decrease, and we would need to issue a greater number of shares of our Class A Common Stock under the Standby Equity Distribution Agreement. If our stock price is lower, then iVoice Technology stockholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR CLASS A COMMON STOCK.

     The Class A Common Stock to be issued under the equity line of credit will be issued at a 5% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

     Further, because the investor under the equity line of credit will acquire our Class A Common Stock at a discount, it will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our Class A Common Stock declines.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF CLASS A COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

     The selling stockholders intend to sell the shares of Class A Common Stock being registered in this offering in the public market. That means that up to 6,990,000 shares of Class A Common Stock, the number of shares being registered in this offering may be sold. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE.

     The significant downward pressure on the price of our Class A Common Stock caused by the sale of material amounts of Class A Common Stock under the equity line of credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING.

     The price in this offering will fluctuate based on the prevailing market price of the Class A Common Stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain information included in this Form S-8 and other materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral or written statements made by us or on our behalf), may contain forward-looking statements about our current and expected performance trends, growth plans, business goals and other matters. These statements may be contained in our filings with the Securities and Exchange Commission, in our press releases, in other written communications, and in oral statements made by or with the approval of one of our authorized officers. Information set forth in this discussion and analysis contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.


                                 USE OF PROCEEDS


     We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.


                            SELLING SECURITY HOLDERS

SELLING SHAREHOLDERS

     The following table sets forth, information with respect to those individuals that are anticipated to be selling shareholders of Class A Common Stock shares under this registration statement.

     NAME                    TITLE OF CLASS            SHARES OFFERED FOR RESALE
     Jerome R. Mahoney       Class A Common Stock      747,500(1)
     ---------------------   -----------------------   -------------------------
     Lawrence A. Muenz       Class A Common Stock      2,022,261(2)
     ---------------------   -----------------------   -------------------------
     Mark Meller             Class A Common Stock      747,500(3)
     ---------------------   -----------------------   -------------------------


     (1) Represents Class A Common Stock shares that may be granted from the iVoice Technology, Inc. 2005 Directors' and Officers' Stock Incentive Plan to repay a portion of deferred compensation and/or expenses equal to $86,550 as of December 31, 2005.

     (2) Represents Class A Common Stock shares that may be granted from the iVoice Technology, Inc. 2005 Stock Incentive Plan to repay a portion of legal fees and/or expenses equal to $16,987 as of March 31, 2006.

     (3) Represents Class A Common Stock shares that may be granted from the iVoice Technology, Inc. 2005 Directors' and Officers' Stock Incentive Plan to repay a portion of deferred compensation and/or expenses equal to $22,375 as of December 31, 2005.


     The following table sets forth information as of April 18, 2006 with respect to the beneficial ownership of our common stock before the offering by the selling security holders. As we have no way of knowing in advance the number of shares that may be issued pursuant to the exercise of stock options or the issuance of stock from the award of stock, the table of Beneficial Ownership reflects the ownership by selling shareholders as if they had converted all of the wages owed to them into Class A Common Stock. The following calculations of the percent of outstanding shares are based on 17,476,983 shares of our common stock outstanding as of the date of the table. Beneficial ownership includes shares issuable upon exercise of warrants, options, conversion of notes payable into common stock or the conversion of wages payable into common stock that are exercisable within sixty days of the date of the table. Beneficial ownership and, accordingly, percent of class ownership, are calculated according to Securities and Exchange Commission Rule 13d-3.

     The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders. All of the shares being offered under this prospectus will be issued under the iVoice Technology, Inc. 2005 Stock Incentive Plan or the iVoice Technology, Inc. Directors' and Officers' 2005 Stock Incentive Plan

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

     OWNERSHIP OF BENEFICIAL SHAREHOLDERS' COMMON STOCK

     The following table sets forth, as of April 18, 2006 information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

                                                     COMMON STOCK     PERCENTAGE
     NAME                   TITLE OF CLASS        BENEFICIALLY OWNED  OWNERSHIP
     ---------------------  --------------------  ------------------  ----------

     Jerome R. Mahoney      Class A Common Stock    32,922,619 (1)      65.3%
     ---------------------  --------------------  ------------------  ----------
                            Class B Common Stock       276,550 (2)       92.5%
     ---------------------  --------------------  ------------------  ----------
                            Class C Common Stock             0            0%
     ---------------------  --------------------  ------------------  ----------
     Arie Seidler           Class A Common Stock             0            0%
     ---------------------  --------------------  ------------------  ----------
                            Class B Common Stock             0            0%
     ---------------------  --------------------  ------------------  ----------
                            Class C Common Stock             0            0%
     ---------------------  --------------------  ------------------  ----------
     Frank V. Esser         Class A Common Stock       586,870            3.4%
     ---------------------  --------------------  ------------------  ----------
                            Class B Common Stock             0            0%
     ---------------------  --------------------  ------------------  ----------
                            Class C Common Stock             0            0%
     ---------------------  --------------------  ------------------  ----------
     Mark Meller            Class A Common Stock     2,663,690 (3)       13.2%
     ---------------------  --------------------  ------------------  ----------
                            Class B Common Stock        22,375 (3)        7.5%
     ---------------------  --------------------  ------------------  ----------
                            Class C Common Stock             0            0%
     ---------------------  --------------------  ------------------  ----------
     All directors and      Class A Common Stock   33,116,0360           68.2%)
     executive officers
     as a group(3 persons)
     ---------------------  --------------------  ------------------  ----------
                            Class B Common Stock       298,925          100%
     ---------------------  --------------------  ------------------  ----------
                            Class C Common Stock             0            0%
     ---------------------  --------------------  ------------------  ----------

     (1) Represents conversion of 276,550 shares of Class B Common Stock into Class A Common Stock.
     (2) Represents a $190,000 promissory note and $86,550 in deferred compensation both convertible into Class B Common Stock.
     (3) Represents conversion of 22,375 shares of Class B Common Stock into Class A Common Stock.
     (4) Represents $22,375 in deferred compensation convertible into Class B Common Stock.

                              PLAN OF DISTRIBUTION

     The selling security holders and any of their respective donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. Each selling security holder may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and re-sales by the broker-dealer for its own account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;
     o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;
     o    transactions to cover short sales;
     o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;
     o    a combination of any of these methods of sale; or
     o    any other method permitted by applicable law

     The sale price to the public may be:

     o    the market price prevailing at the time of sale;
     o    a price related to the prevailing market price;
     o    at negotiated prices; or
     o such other price as the selling security holder determines from time to time.

     The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

     Each selling security holder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if he deems the purchase price to be unsatisfactory at any particular time.

     Each selling security holder may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of iVoice or derivatives of iVoice securities and may sell or deliver shares in connection with these trades. Each selling security holder may pledge his shares to his brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by a selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Neither selling security holder has indicated to us that he expects these commissions and discounts to exceed what is customary in the types of transactions involved.

     A selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the re-sale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     A selling security holder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, neither selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance as to whether any such agreement will be entered into. If a selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

     Each selling security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under that act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, a selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     We have agreed to pay all fees and expenses incident to the registration of the shares.


                    LIMITATION OF LIABILITY: INDEMNIFICATION

     Our by-laws include an indemnification provision under which we have agreed to indemnify directors of iVoice Technology to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of iVoice Technology.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of iVoice Technology pursuant to the foregoing, or otherwise, iVoice Technology has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


                                     EXPERTS

The consolidated financial statements of iVoice Technology, Inc. for the fiscal years ended December 31, 2005 and 2004 incorporated by reference into this prospectus have been audited by Bagell, Josephs, Levine & Company, L.L.C., independent registered public accountants, to the extent and for the periods set forth in that firm's report, are incorporated in this prospectus in reliance upon the report given upon the authority of Bagell, Josephs, Levine & Company, L.L.C., as experts in auditing and accounting.


                                  LEGAL MATTERS

     The validity of the shares of common stock offered under this prospectus will be passed upon by Meritz & Muenz LLP, Washington, D.C.


                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Fidelity Transfer Company. Its telephone number is 801-466-7208.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document, which is filed as an exhibit to the registration statement.

     For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov.

     All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and all documents we subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering covered by this prospectus:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this Registration Statement.

     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                             iVoice Technology, Inc.
                                 750 Highway 34
                                Matawan, NJ 07747
                                 (973) 422-9644

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     In accordance with the requirements of the Securities Exchange Act of 1934, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Lawrence A. Muenz, a partner of Meritz & Muenz LLP, counsel to the Company, may receive compensation for legal services provided to the Company by his firm in the form of Class A Common Stock granted under the iVoice Technology, Inc. 2005 Stock Incentive Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a New Jersey corporation. Section 145 of the New Jersey General Corporation Law (the "New Jersey Law") empowers a New Jersey corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A New Jersey corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Our Certificate of Incorporation and by-laws include an indemnification provision under which we have agreed to indemnify directors of iVoice to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of iVoice.

     The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS

     4.1   iVoice Technology, Inc. 2005 Stock Incentive Plan
     4.2 iVoice Technology, Inc. 2005 Directors' and Officers' Stock Incentive Plan.
     5.1.  Legal Opinion of Meritz & Muenz LLP.

     23.   Consent of Experts and Counsel
           23.1  Consent of Bagell, Josephs, Levine & Company, L.C.C.
           23.2  Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)


ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Matawan, New Jersey, on April 19, 2006.

                                       IVOICE TECHNOLOGY, INC.


                                       By: /s/ Mark Meller
                                           ------------------------------
                                           Mark Meller, President,
                                           Chief Executive Officer and
                                           Principal Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Mark Meller                                            Date: April 19, 2006
-------------------
Mark Meller, President,
Chief Executive Officer and
Principal Financial Officer

/s/ Jerome Mahoney                                         Date: April 19, 2006
-------------------
Jerome Mahoney
Non-Executive Chairman and
Director

/s/ Frank Esser                                            Date: April 19, 2006
-------------------
Frank Esser
Director



                IVOICE TECHNOLOGY, INC. 2005 STOCK INCENTIVE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of the Registrant who administers the iVoice Technology, Inc. 2005 Incentive Stock Plan, as amended have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Matawan, New Jersey, on April 19, 2006.


                                       By: /s/ Mark Meller
                                           ------------------------------
                                           Mark Meller, President,
                                           Chief Executive Officer and
                                           Principal Financial Officer


   IVOICE TECHNOLOGY, INC. DIRECTORS' AND OFFICERS' 2005 STOCK INCENTIVE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of the Registrant who administers the iVoice Technology, Inc. 2005 Directors' and Officers' Incentive Stock Plan, as amended have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on April 19, 2006.

                                       By: /s/ Mark Meller
                                           ------------------------------
                                           Mark Meller, President,
                                           Chief Executive Officer and
                                           Principal Financial Officer

                                INDEX OF EXHIBITS


     4.1  iVoice Technology, Inc. 2005 Stock Incentive Plan

     4.2 iVoice Technology, Inc. 2005 Directors' and Officers' Stock Incentive Plan.

     5.1. Legal Opinion of Meritz & Muenz LLP.

     23.  Consent of Experts and Counsel
          23.1  Consent of Bagell, Josephs, Levine & Company, L.C.C.
          23.2  Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)